Exhibit 21

3M COMPANY AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)
AS OF DECEMBER 31, 2022

Name of Company	Organized Under Law of
Registrant – 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
3M Financial Management Company	Delaware
3M Global Channel Services, Inc.	Delaware
3M Innovative Properties Company	Delaware
3M Interamerica, Inc.	Delaware
3M Purification Inc.	Delaware
3M Technical Ceramics, Inc.	Delaware
Acelity, Inc.	Delaware
3M Fall Protection Company	Delaware
Chiron Holdings, Inc.	Delaware
KCI Holding Company, Inc.	Delaware
KCI International, Inc.	Delaware
KCI Licensing, Inc.	Delaware
KCI USA, Inc.	Delaware
MModal LLC	Delaware
Scott Technologies, Inc.	Delaware
3M Unitek Corporation	California
Meguiar's, Inc.	California
3M Health Information Systems, Inc.	Maryland
D B Industries, LLC	Minnesota
MModal MQ Inc.	New Jersey
MModal Services, Ltd.	New Jersey
Kinetic Concepts, Inc.	Texas
3M Australia Pty. Ltd.	Australia
3M Precision Grinding GmbH	Austria
3M Belgium bvba/sprl	Belgium
3M do Brasil Ltda.	Brazil
3M Manaus Industria de Produtos Quimicos Ltda.	Brazil
3M Canada Company - Compagnie 3M Canada	Canada
Capital Safety Group Canada ULC	Canada
KCI Cayman Holdings	Cayman Islands
KCI Cayman Holdings II	Cayman Islands
3M China Limited	China
3M International Trading (Shanghai) Co., Ltd.	China
3M Investments (China) Co., Ltd.	China
3M Material Technology (Suzhou) Co., Ltd.	China
3M Specialty Materials (Shanghai) Co., Ltd.	China
3M Purification SAS	France
3M France S.A.S.	France
Capital Safety Group EMEA	France
3M Deutschland GmbH	Germany
3M Real Estate GmbH & Co KG	Germany
Dyneon GmbH	Germany
3M Hong Kong Limited	Hong Kong
3M India Limited	India
3M Global Capital Limited	Ireland
KCI Manufacturing Unlimited Company	Ireland
3M ITALIA s.r.l.	Italy
3M Japan Holdings G.K.	Japan
3M Japan Innovation Limited	Japan
3M Japan Limited	Japan

Exhibit 21

Name of Company	Organized Under Law of
3M Japan Products Limited	Japan
3M Korea Co., Ltd	Korea
Medical Holdings Limited	Malta
3M Mexico, Sociedad Anonima de Capital Variable	Mexico
3M Asia Holding B.V.	Netherlands
3M Holding Company B.V.	Netherlands
3M Intermediate Acquisitions B.V.	Netherlands
3M International Group B.V.	Netherlands
3M International Holding B.V.	Netherlands
3M International Investments B.V.	Netherlands
3M West Europe B.V.	Netherlands
KCI Europe Holding B.V.	Netherlands
Systagenix Wound Management B.V.	Netherlands
Systagenix Wound Management Mezz B.V.	Netherlands
3M Panama Pacifico S. de R.L.	Panama
3M Poland Manufacturing Sp. z.o.o.	Poland
3M Wroclaw spolka z ograniczona odpowiedzialnoscia	Poland
3M Innovation Singapore Pte. Ltd.	Singapore
3M Singapore Pte. Ltd.	Singapore
3M Espana, S.L.	Spain
3M Svenska Aktiebolag	Sweden
3M EMEA GmbH	Switzerland
3M Taiwan Limited	Taiwan
3M Taiwan Optronics Corporation	Taiwan
Alpha Beta Global Tapes and Adhesives Co., Ltd.	Taiwan
3M Thailand Limited	Thailand
3M Asia Pacific UK Holding Ltd	United Kingdom
3M Products Limited	United Kingdom
3M UK Holdings Limited	United Kingdom
3M United Kingdom Public Limited Company	United Kingdom
Capital Safety Acquisitions Limited	United Kingdom
Capital Safety Global Holdings Limited	United Kingdom
KCI UK Holdings Limited	United Kingdom
Scott Health & Safety Limited	United Kingdom
Systagenix Wound Management, Limited	United Kingdom

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.